As filed with the Securities and Exchange Commission on March 14, 2014
Registration No. 333-188633
Registration No. 333-185693
Registration No. 333-181373
Registration No. 333-165135
Registration No. 333-162068
Registration No. 333-157689
Registration No. 333-143308
Registration No. 333-127669
Registration No. 333-125909
Registration No. 333-60386
Registration No. 333-59460
Registration No. 333-50454
Registration No. 333-39824
Registration No. 333-94389
Registration No. 333-63823

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Registration No. 333-188633
Registration No. 333-185693
Registration No. 333-181373
Registration No. 333-165135
Registration No. 333-162068
Registration No. 333-157689
Registration No. 333-143308
Registration No. 333-127669
Registration No. 333-125909
Registration No. 333-60386
Registration No. 333-59460
Registration No. 333-50454
Registration No. 333-39824
Registration No. 333-94389
Registration No. 333-63823
____________________

LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware (State or other jurisdiction of incorporation or organization)	33-0811062 (I.R.S. Employer Identification Number)
5887 Copley Drive San Diego, CA 92111 (858) 882-6000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________
2009 Employment Inducement Equity Incentive Plan of Leap Wireless International, Inc.
Leap Wireless International, Inc. Amended and Restated Employee Stock Purchase Plan
2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as Amended
Leap Wireless International, Inc. Employee Stock Purchase Plan
Leap Wireless International, Inc. 2001 Non-Qualified Stock Option Plan
Leap Wireless International, Inc. 2001 Executive Officer Deferred Bonus Stock Plan
Leap Wireless International, Inc. Restricted Stock Purchase Agreements with Thomas Macisaac, David Maquera and Jeb Spencer
Leap Wireless International, Inc. 2000 Stock Option Plan
Cricket Communications Inc. 1999 Stock Option Plan
Leap Wireless International, Inc. Executive Officer Deferred Stock Plan
Leap Wireless International, Inc. 1998 Stock Option Plan
Leap Wireless International, Inc. 1998 Non-Employee Directors’ Stock Option Plan
Shares Issuable Upon Exercise of Certain Outstanding Stock Options of Qualcomm Incorporated

(Full title of the plan)
____________________

S. Douglas Hutcheson
Chief Executive Officer
c/o Leap Wireless International, Inc.
5887 Copley Drive
San Diego, California 92111
(858) 882-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.   See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.   (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Deregistration of Securities

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Leap Wireless International, Inc. (the “Registrant”):
  File No. 333-63823, pertaining to the registration of 8,700,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), issuable in connection with the exercise of certain options to purchase shares of the Common Stock of QUALCOMM Incorporated, upon the exercise of future stock options to be granted under the Registrant’s 1998 Stock Option Plan and 1998 Non-Employee Directors’ Stock Option Plan or issuable pursuant to the Registrant’s Employee Stock Purchase Plan;
  File No. 333-94389, pertaining to the registration of 25,000 shares of Common Stock issuable under the Registrant’s Executive Officer Deferred Stock Plan;
  File No. 333-39824, pertaining to the registration of 1,494,465 shares of Common Stock issuable under the Cricket Communications Inc. 1999 Stock Option Plan;
  File No. 333-50454, pertaining to the registration of 2,250,000 shares of Common Stock, issuable under the Registrant’s 2000 Stock Option Plan;
  File No. 333-59460, pertaining to the registration of 614,000 shares of Common Stock, issuable under the Registrant’s 2001 Executive Officer Deferred Bonus Stock Plan and the Registrant’s 1998 Employee Stock Purchase Plan, as amended and issuable to each of Thomas MacIsaac, David Maquera and Jeb Spencer pursuant to their respective Restricted Stock Purchase Agreements;
  File No. 333-60386, pertaining to the registration of 2,500,000 shares of Common Stock, issuable under the Registrant’s 2001 Non-Qualified Stock Option Plan;
  File No. 333-125909, pertaining to the registration of 4,800,000 shares of Common Stock, issuable under the Registrant’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan;
  File No. 333-127669, pertaining to the registration of 800,000 shares of Common Stock, issuable under the Registrant’s Employee Stock Purchase Plan;
  File No. 333-143308, pertaining to the registration of 3,500,000 shares of Common Stock, issuable under the Registrant’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended;
  File No. 333-157689, pertaining to the registration of 300,000 shares of Common Stock, issuable under the 2009 Employment Inducement Equity Incentive Plan of the Registrant;
  File No. 333-162068, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the Registrant’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, as amended;
  File No. 333-165135, pertaining to the registration of 100,000 shares of Common Stock, issuable under the 2009 Employment Inducement Equity Incentive Plan of the Registrant;
  File No. 333-181373, pertaining to the registration of 375,000 shares of Common Stock, issuable under the 2009 Employment Inducement Equity Incentive Plan of the Registrant;
  File No. 333-185693, pertaining to the registration of 400,000 shares of Common Stock, issuable under the Registrant’s Amended and Restated Employee Stock Purchase Plan; and
  File No. 333-188633, pertaining to the registration of 300,000 shares of Common Stock, issuable under the 2009 Employment Inducement Equity Incentive Plan of the Registrant.
On July 12, 2013, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Registrant, AT&T Inc., a Delaware corporation (“Parent”), Laser, Inc., a Delaware corporation, and Mariner Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  Pursuant to the Merger Agreement, on March 13, 2014, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Merger”).

In connection with the consummation of the Merger, the offerings pursuant to the Registration Statements have been terminated.  In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statements.  The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on March 14, 2014.  No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

LEAP WIRELESS INTERNATIONAL, INC.

By: /s/ S. Douglas Hutcheson
Name: S. Douglas Hutcheson
Title: Chief Executive Officer